UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2015

PROOFPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

892 Ross Drive
Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 517-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 10, 2015, Proofpoint, Inc. (“Proofpoint”) issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes due in 2020 (the “Notes”).  Proofpoint also intends to grant to the initial purchasers of the Notes the option to purchase up to an additional $22.5 million aggregate principal amount of Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In order to conform the redemption notice provisions of the indenture governing its outstanding 1.25% convertible senior notes due 2018 to those of the Notes, Proofpoint intends to enter into a supplemental indenture to the indenture governing such notes to provide that any notice of redemption given by Proofpoint would be delivered to holders prior to the date that is at least two scheduled trading days prior to the commencement of the related observation period, if applicable, in such a manner to provide that that the entire observation period for any such conversions will occur in the period after the delivery of the notice of redemption and prior to the corresponding redemption date.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated June 10, 2015, announcing Proofpoint’s proposed offering of convertible senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROOFPOINT, INC.

Date: June 10, 2015	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release dated June 10, 2015, announcing Proofpoint’s proposed offering of convertible senior notes.